FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
This First Amendment to Loan and Security Agreement (this "Amendment") is entered into as of July 18, 2019, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 ("Oxford"), as collateral agent (in such capacity, "Collateral Agent"), the Lenders listed on Schedule 1.1 to the Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a "Lender" and collectively, the "Lenders"), and EVOLUS, INC., a Delaware corporation with offices located at 520 Newport Center Drive, Suite 1200, Newport Beach CA 92660 ("Borrower")
RECITALS
Borrower, Collateral Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of March 15, 2019 (as amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.Subsection (i) of the definition of "Permitted Indebtedness" in Section 13.1 of the Agreement hereby is amended as follows:
"(i)    Indebtedness in respect of any cash management services, corporate credit cards, netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any guarantees thereof; not to exceed One Million Dollars ($1,000,000.00) in the aggregate at any time during the term of this Agreement;"
2.A new subsection (n) in the definition of "Permitted Indebtedness" in Section 13.1 of the Agreement hereby is added as follows:
"(n)    Indebtedness to secure premium financing arrangements for D&O insurance plans in an amount not to exceed One Million Five Hundred Fifty Thousand Dollars ($1,550,000.00) in the aggregate at any time outstanding."
3.A new subsection (n) in the definition of "Permitted Liens" in Section 13.1 of the Agreement hereby is added as follows:
"(n)    Liens to secure Indebtedness permitted under clause (i) of the definition of Permitted Indebtedness, as long as such Liens are limited to the proceeds of insurance financed."
4.No course of dealing on the part of Collateral Agent or the Lenders or their officers, nor any failure or delay in the exercise of any right by Collateral Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Collateral Agent’s or any Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Collateral Agent or any Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Collateral Agent.
5.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Collateral Agent or any Lender under the Agreement, as in effect prior to the date hereof.

6.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
7.As a condition to the effectiveness of this Amendment, Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent, the following:
(a)this Amendment, duly executed by Borrower;
(b)all reasonable Lender Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and
(c)such other documents, and completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate.
8.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the First date above written.
.

BORROWER:

EVOLUS, INC.

By /s/ David Moatazedi
Name: David Moatazedi
Title: President and Chief Executive Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]